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                                     CERNER CORPORATION AND SUBSIDIARIES
                                   COMPUTATION OF EARNINGS PER COMMON SHARE


                                                       Three Months                         Nine Months
                                                           Ended                               Ended
                                               September 30,    September 30,      September 30,   September 30,
                                                   1995             1994               1995            1994
                                               -------------    -------------      -------------   -------------

Net earnings:                                  $  3,491,000     $  5,069,000       $ 14,215,000    $ 12,974,000

Weighted average number of common and
  common stock equivalent shares:

  Weighted average number of
       outstanding common shares                 30,555,747       27,774,268         29,007,578      27,555,594


Dilutive effect (excess of number of shares
  issuable over number of shares
  assumed to be repurchased with the
  proceeds of exercised options based on
  the average market price during the
  period)                                         1,670,004        1,939,322          1,669,734       2,151,318
                                               -------------    -------------      -------------   -------------

                                                 32,225,751       29,713,590         30,677,312      29,706,912

Earnings per common and common stock
  equivalent shares:                           $        .11     $        .17       $        .46    $        .44
                                               -------------    -------------      -------------   -------------

Weighted average number of common and
  common stock equivalent shares,
  assuming full dilution:

        Additional dilutive effect
        (reduction in number of shares
        assumed to be repurchased with
        the proceeds of exercised
        stock options and converted
        warrants based on the end of
        the period market price of the
        stock, if higher than the
        average price)                              41,760            33,506           109,617           20,112
                                              -------------     -------------     -------------    -------------

                                                32,267,511        29,747,096        30,786,929       29,727,024
                                              -------------     -------------     -------------    -------------

Earnings per common and common stock
      equivalent shares assuming full
      dilution:                               $        .11      $        .17      $        .46     $        .44
                                              -------------     -------------     -------------    -------------

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